Exhibit 10(a)

EXECUTION COPY

51 West 52nd Street

New York, NY 10019

Joseph R. Ianniello

c/o CBS Corporation

51 West 52nd Street

New York, NY  10019

Dear Joe:	June 4, 2013

CBS Corporation (“CBS”), having an address at 51 West 52nd Street, New York, New York 10019, agrees to employ you and you agree to accept such employment upon the following terms and conditions:

1.                                          Term.  The term of your employment under this Agreement shall commence on June 4, 2013 (the “Effective Date”) and, unless earlier terminated under this Agreement, shall expire on June 3, 2018 (the “Expiration Date”).  The period from the Effective Date through the Expiration Date is referred to herein as the “Term” notwithstanding any earlier termination of your employment for any reason.

2.                                          Duties.  You will serve as the Chief Operating Officer of CBS (“COO”), and you agree to perform all duties reasonable and consistent with that office as the President and Chief Executive Officer of CBS (the “CEO”) may assign to you from time to time.  You will report solely to the CEO.  You shall also continue to perform the duties of the Chief Financial Officer of CBS (“CFO”) until such time as CBS (after consultation with you) may, in its discretion, assign another individual (or any successor(s) to such individual) to serve in the CFO position.

During the period of your employment with CBS, you agree to devote your entire business time, attention and energies to the business of CBS.  Notwithstanding the foregoing, you will be permitted to engage in charitable, civic, or other non-business activities and to serve as a member of the board of directors of not-for-profit organizations and one for-profit organization (in the case of the for-profit organization, which is mutually agreeable to you and the CEO, subject to CBS’s applicable conflict of interest policies) so long as such activities do not materially interfere with the performance of your duties and responsibilities hereunder.  During the period of your employment with CBS, consistent with current and past practice, you shall render your services under this Agreement from CBS’s executive offices in the New York and Los Angeles metropolitan areas; provided, however, that you will be required to engage in reasonable business travel to other locations.

Joseph R. Ianniello

June 4, 2013

3.                                          Base Compensation.

(a)                               Salary.  For all the services rendered by you in any capacity under this Agreement, CBS agrees to pay you an annual base salary (“Salary”) at the rate of Two Million Five Hundred Thousand Dollars ($2,500,000), less applicable deductions and withholding taxes, in accordance with CBS’s payroll practices as they may exist from time to time.  During the period of your employment with CBS, your Salary shall be reviewed annually and may be increased, but not decreased.  Any increase shall be made at a time, and in an amount, that CBS shall determine in its discretion.

(b)                              Bonus Compensation.  You also shall be eligible to receive annual bonus compensation (“Bonus”) during your employment with CBS under this Agreement, determined and payable as follows:

(i)                                  Your Bonus for each calendar year during your employment with CBS under this Agreement (including, in the case of the 2013 calendar year, the period of your service prior to the Effective Date of this Agreement) will be determined in accordance with the guidelines of the CBS short-term incentive program (the “STIP”), as such guidelines may be amended from time to time without notice in the discretion of CBS.

(ii)                              Your target bonus for each calendar year (“Target Bonus”) during your employment with CBS under this Agreement (including, in the case of the 2013 calendar year, the period of your service prior to the Effective Date of this Agreement) shall be 300% of your Salary in effect on November 1st of the calendar year or the last day of your employment, if earlier.

(iii)                          Your Bonus for any calendar year shall be payable, less applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year.

(iv)                          Except as otherwise provided in paragraphs 7(b)(ii)(D), 7(c)(ii)(D), 7(d), 7(e), 7(f)(iii)(D) and 7(j)(ii)(A), if, prior to the last day of a calendar year, your employment with CBS terminates, CBS may, in its discretion, choose to pay you a prorated Bonus, in which case such prorated Bonus will be determined in accordance with the guidelines of the STIP and payable in accordance with paragraph 3(b)(iii).

(c)                               Long-Term Incentive Compensation.

(i)                                  Beginning with calendar year 2014, you shall be eligible to receive annual grants of long-term incentive compensation under the LTIP.  You shall have a target long-term incentive value equal to Seven Million Dollars ($7,000,000).  The precise amount, form (including equity and equity-based awards, which for purposes of this Agreement are collectively referred to as

Joseph R. Ianniello

June 4, 2013

“equity awards”) and timing of any such long-term incentive award, if any, shall be determined in the discretion of the Compensation Committee of the CBS Board of Directors (the “Committee”), all of which (other than the amount) shall be consistent with current and past practice.

(ii)                              During the Term, you shall receive the following additional stock option awards:

(A)                          You shall receive during the Term an option under the LTIP (the “2013 Option Grant”) to purchase a number of shares of CBS Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), having a value equal to Six Million Five Hundred Thousand Dollars ($6,500,000) (the “2013 Option Grant Value”), with the number of shares of Class B Common Stock underlying the 2013 Option Grant to be determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718, Compensation – Stock Compensation (employing the same assumptions and methodologies that are applied for purposes of Employer’s financial accounting statements), following the close of trading on the New York Stock Exchange on the third trading day following CBS’ public announcement of the execution of this Agreement (the “2013 Grant Date”).

(B)                           On the same date in calendar year 2014 that CBS makes annual management grants under the LTIP to its other senior executives, but in no event later than February 28, 2014 (the “2014 Grant Date”), you shall automatically receive, without further action of the Committee, an option under the LTIP (the “2014 Option Grant”) to purchase a number of shares of Class B Common Stock having a value equal to Four Million Dollars ($4,000,000) (the “2014 Option Grant Value”), with the number of shares of Class B Common Stock underlying the 2014 Option Grant to be determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718, Compensation – Stock Compensation (employing the same assumptions and methodologies that are applied for purposes of Employer’s financial accounting statements).

(C)                           Each of the 2013 and 2014 Option Grants shall have a term of eight (8) years and shall have an exercise price equal to the closing price of one share of Class B Common Stock

Joseph R. Ianniello

June 4, 2013

on the 2013 Grant Date and 2014 Grant Date, respectively.  Each of the 2013 and 2014 Option Grants shall vest in four equal installments on each of the first, second, third and fourth anniversaries of the 2013 Grant Date or the 2014 Grant Date, as applicable, provided that you remain employed with CBS on each such vesting date and subject to acceleration and all other applicable provisions of the Agreement. Except as otherwise provided in this Agreement, the terms and conditions set forth in an option agreement evidencing the 2013 Option Grant and the 2014 Option Grant shall be the same as those evidencing the stock option award granted to you on February 12, 2013 (except as otherwise required to comply with applicable federal, state or local law or applicable rules, regulations, or requirements of a governmental authority or stock exchange).

(iii)                          During the Term, you shall receive the following additional restricted share unit (“RSU”) awards:

(A)                          On the date of execution of this Agreement by both parties (the “2013 TRSU Grant Date”), you shall receive an award of RSUs subject only to time-based vesting conditions (“TRSUs”) under the LTIP (the “2013 TRSUs”).  The 2013 TRSUs shall have a grant date value equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the “2013 TRSU Grant Value”).  The number of 2013 TRSUs (rounded down to a whole unit for any fractional unit) shall be determined by dividing the 2013 TRSU Grant Value by the closing price of one share of Class B Common Stock on the 2013 TRSU Grant Date.  Each 2013 TRSU shall correspond to one share of Class B Common Stock.  The 2013 TRSUs shall vest in four equal installments on each of the first, second, third and fourth anniversaries of the 2013 TRSU Grant Date, provided that you are employed on each such vesting date and subject to acceleration and all other applicable provisions of the Agreement.  The 2013 TRSUs shall be payable in shares of Class B Common Stock and shall accrue dividend equivalents in accordance with the LTIP.  Except as otherwise provided in this Agreement, the terms and conditions set forth in an agreement evidencing the 2013 TRSUs shall be the same as those evidencing the TRSUs granted to you on February 12, 2013 (except as otherwise required to comply with applicable federal, state or local law or applicable rules, regulations, or requirements of a governmental authority or stock exchange).

Joseph R. Ianniello

June 4, 2013

(B)                           On the 2014 Grant Date, you shall automatically receive, without further action of the Committee, an award of TRSUs under the LTIP (the “2014 TRSUs”).  The 2014 TRSUs shall have a grant date value equal to Four Million Dollars ($4,000,000) (the “2014 TRSU Grant Value”).  The number of 2014 TRSUs (rounded down to a whole unit for any fractional unit) shall be determined by dividing the 2014 TRSU Grant Value by the closing price of one share of Class B Common Stock on the 2014 Grant Date.  Each 2014 TRSU shall correspond to one share of Class B Common Stock.  The 2014 TRSUs shall vest in four equal installments on each of the first, second, third and fourth anniversaries of the 2014 Grant Date, provided that you are employed on each such vesting date and subject to acceleration and all other applicable provisions of the Agreement.  The 2014 TRSUs shall be payable in shares of Class B Common Stock and shall accrue dividend equivalents in accordance with the LTIP.  Except as otherwise provided in this Agreement, the terms and conditions set forth in an agreement evidencing the 2014 TRSUs shall be the same as those evidencing the TRSUs granted to you on February 12, 2013 (except as otherwise required to comply with applicable federal, state or local law or applicable rules, regulations, or requirements of a governmental authority or stock exchange).

(C)                           On the same date that CBS makes annual management grants under the LTIP to its other senior executives in each of calendar years 2015 and 2016, but in no event later than February 28th of each such calendar year (the “2015 TRSU Grant Date” and the “2016 TRSU Grant Date,” as applicable), you shall automatically receive, without further action of the Committee, an award of TRSUs under the LTIP.  The number of TRSUs to be granted in calendar year 2015 (the “2015 TRSUs”) and in calendar year 2016 (the “2016 TRSUs”) (in each case rounded down to a whole unit for any fractional unit) shall each be determined by dividing Seven Million Dollars ($7,000,000) (the “2015/2016 TRSU Grant Value”) by the closing price of one share of Class B Common Stock on the 2013 TRSU Grant Date.  Each 2015 and 2016 TRSU shall correspond to one share of Class B Common Stock.  Each of the 2015 and 2016 TRSUs shall vest in four equal installments on each of the first, second, third and fourth anniversaries of the 2015 TRSU Grant Date or the 2016 TRSU Grant Date, as applicable, provided that you are employed on each such vesting date and subject to acceleration and all other applicable provisions of the Agreement.  The 2015 and 2016

Joseph R. Ianniello

June 4, 2013

TRSUs shall be payable in shares of Class B Common Stock and shall accrue dividend equivalents in accordance with the LTIP.  Except as otherwise provided in this Agreement, the terms and conditions set forth in an agreement evidencing the 2015 TRSUs and the 2016 TRSUs shall be the same as those evidencing the TRSUs granted to you on February 12, 2013 (except as otherwise required to comply with applicable federal, state or local law or applicable rules, regulations, or requirements of a governmental authority or stock exchange).

(iv)                          CBS agrees to maintain a registration statement on Form S-8 for the Class B Common Stock with respect to the shares that may be delivered to you under the LTIP upon exercise of the stock options described in paragraph 3(c)(ii) or in settlement of the RSUs described in paragraph 3(c)(iii).

4.                                    Benefits.  You shall be eligible to participate in all CBS vacation, medical, dental, life insurance, long-term disability insurance, retirement, and long-term incentive plans and programs and other benefit plans and programs (other than any plan or program evidenced in the CEO’s employment agreement or other individual contractual arrangement) as CBS may have or establish from time to time and in which you would be eligible to participate under the terms of the plans, as may be amended from time to time, on terms no less favorable than those applicable to the CEO.  This provision shall not be construed to either require CBS to establish any welfare, compensation or long-term incentive plans, or to prevent the modification or termination of any plan once established, and no action or inaction with respect to any plan shall affect this Agreement.

5.                              Business Expenses.  During your employment under this Agreement, CBS shall reimburse you for such reasonable travel and other expenses (including, without limitation, the expense of first class travel) incurred in the performance of your duties as are customarily reimbursed to the CEO (other than travel and other expenses unique to the CEO which are evidenced in his employment agreement or other individual contractual arrangement).  Such travel and other expenses shall be reimbursed by CBS as soon as practicable in accordance with CBS’s established guidelines, as may be amended from time to time, but in no event later than December 31st of the calendar year following the calendar year in which you incur the related expenses.

6.                              Non-Competition, Confidential Information, Etc.

(a)                               Non-Competition.  You agree that your employment with CBS is on an exclusive basis and that, while you are employed by CBS or any of its subsidiaries, other than as permitted by paragraph 2, you will not engage in any other business activity which is in conflict with your duties and obligations (including your commitment of time) under this Agreement.  You further agree that, during the Non-Compete Period (as defined below), you shall not directly or indirectly engage in or

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participate in (or negotiate or sign any agreement to engage in or participate in), whether as an owner, partner, stockholder, officer, employee, director, agent of or consultant for, any business which at such time is competitive with any business of CBS, or any of its subsidiaries, without the written consent of CBS; provided, however, that this provision shall not prevent you from investing as less than a one (1%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. The Non-Compete Period shall cover the period during your employment with CBS and shall continue following the termination of your employment for any reason (including, without limitation, upon expiration of the Term) for the greater of: (i) twelve (12) months; or (ii) if longer, for so long as any payments are due to you pursuant to paragraph 7(b), 7(c), 7(f) or 7(j) of this Agreement, unless you provide CBS with an irrevocable written notice pursuant to paragraph 6(j) of this Agreement.

(b)                              Confidential Information.  You agree that, during the period of your employment with CBS and at any time thereafter, (i) you shall not use for any purpose other than the duly authorized business of CBS, or disclose to any third party, any information relating to CBS, or any of CBS’s affiliated companies which is non-public, confidential or proprietary to CBS or any of CBS’s affiliated companies (“Confidential Information”), including any trade secret or any written (including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of your duties under this Agreement consistent with CBS’s policies or to enforce your rights under this Agreement or in connection with any arbitration or litigation relating to your employment with CBS, provided that, in connection with your use of Confidential Information in any arbitration or litigation proceeding, you use reasonable best efforts to avoid any unnecessary disclosure by you of the Confidential Information outside of such proceeding); and (ii) you will comply with any and all confidentiality obligations of CBS to a third party, whether arising under a written agreement or otherwise.  Information shall not be deemed Confidential Information which (x) is or becomes generally available to the public other than as a result of a prohibited disclosure by you or at your direction or by any other person who directly or indirectly receives such information from you, or (y) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.  For purposes of this paragraph 6(b), the term “third party” shall be defined to mean any person other than CBS and its subsidiaries or any of their respective directors and senior officers.

(c)                               No Solicitation, Etc.  You agree that, while employed by CBS and for the greater of twelve (12) months thereafter or for so long as payments are due to you pursuant to paragraph 7(b), 7(c), 7(f) or 7(j) of this Agreement, you shall not:

(i)                                  directly or indirectly employ or solicit the employment of any person who is then or has been within twelve (12) months prior thereto, an employee of CBS or any of CBS’s affiliated companies; or

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(ii)                              willfully and directly interfere with, disturb, or interrupt any of the then-existing relationships (whether or not such relationships have been reduced to formal contracts) of CBS or any of CBS’s affiliated companies with any customer, consultant or supplier resulting in material harm to CBS (it being understood and agreed that actions by your employer or other third party in which you do not willfully and directly participate will not be attributed to you).

(d)                       CBS Ownership.  The results and proceeds of your services under this Agreement, including, without limitation, any works of authorship resulting from your services during your employment with CBS and/or any of CBS’s affiliated companies and any works in progress resulting from such services, shall be works-made-for-hire and CBS shall be deemed the sole owner throughout the universe of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner CBS determines, in its discretion, without any further payment to you.  If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to CBS under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of every nature in the work, whether now known or hereafter defined or discovered, and CBS shall have the right to use the work in perpetuity throughout the universe in any manner CBS determines, in its discretion, without any further payment to you.  You shall, as may be requested by CBS from time to time and at CBS’s expense, do any and all things which CBS may deem useful or desirable to establish or document CBS’s rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if you are unavailable or unwilling to execute such documents, you hereby irrevocably designate the Executive Vice President, General Counsel, CBS Corporation or his designee as your attorney-in-fact with the power to execute such documents on your behalf.  To the extent you have any rights in the results and proceeds of your services under this Agreement that cannot be assigned as described above, you unconditionally and irrevocably waive the enforcement of such rights.  This paragraph 6(d) is subject to, and does not limit, restrict, or constitute a waiver by CBS of any ownership rights to which CBS may be entitled by operation of law by virtue of being your employer.

(e)                               Litigation.

(i)                                  You agree that during the period of your employment with CBS and for twelve (12) months thereafter or, if later, during the pendency of any litigation or other proceeding, (x) you shall not communicate with anyone (other than your own attorneys and tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or

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administrative proceeding involving CBS, or any of CBS’s affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to CBS or its counsel (to the extent lawful); and (y) in the event that any other party attempts to obtain information or documents from you with respect to such matters, either through formal legal process such as a subpoena or by informal means such as interviews, you shall promptly notify CBS’s counsel before providing any information or documents (to the extent lawful).

(ii)                              You agree to cooperate with CBS and its attorneys, both during and after the termination of your employment, in connection with any litigation or other proceeding arising out of or relating to matters in which you were involved or had knowledge of prior to the termination of your employment.  Your cooperation shall include, without limitation, providing assistance to CBS’s counsel, experts or consultants, providing truthful testimony in pretrial and trial or hearing proceedings and any travel related to your attendance at such proceedings.  In the event that your cooperation is requested after the termination of your employment, CBS will (x) seek to minimize interruptions to your schedule to the extent consistent with its interests in the matter; and (y) reimburse you for all reasonable and appropriate out-of-pocket expenses actually incurred by you in connection with such cooperation upon reasonable substantiation of such expenses.  Any such reimbursement shall be made within 60 calendar days following the date on which CBS receives appropriate documentation with respect to such expenses, but in no event shall payment be made later than December 31 of the calendar year following the calendar year in which you incur the related expenses.

(iii)                          You agree that during the period of your employment with CBS and at any time thereafter, to the fullest extent permitted by law, you will not, other than to enforce your rights under this Agreement pursuant to and in accordance with paragraph 17 of this Agreement, testify voluntarily in any lawsuit or other proceeding which directly or indirectly involves CBS, or any of CBS’s affiliated companies, or which may create the impression that such testimony is endorsed or approved by CBS, or any of CBS’s affiliated companies, without advance notice (including the general nature of the testimony) to and, if such testimony is without subpoena or other compulsory legal process, the approval of the Executive Vice President and General Counsel, CBS Corporation.

(f)                          No Right to Give Interviews or Write Books, Articles, Etc.  During the Term, except as authorized by CBS (which authorization shall include, without limitation, the written or verbal approval by the CEO) or in carrying out your duties and responsibilities under this Agreement (which include, without limitation, approved participation in industry conferences, investor conferences, media events, road

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shows and similar events), you shall not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning CBS, or any of CBS’s affiliated companies or any of their respective officers, directors, agents, employees, suppliers or customers; provided, that any failure to obtain approval for participation in industry conferences, investor conferences, media events, road shows and similar events shall not be considered Cause (as defined in paragraph 7(a)(i) of this Agreement) unless such failure is part of a pattern of continuous or repeated failures to obtain approval for participation in such events.

(g)                              Return of Property.  All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with CBS shall remain the exclusive property of CBS.  In the event of the termination of your employment for any reason, CBS reserves the right, to the extent permitted by law and in addition to any other remedy CBS may have, to deduct from any monies otherwise payable to you the following:  (i) all amounts you may owe to CBS, or any of CBS’s subsidiaries at the time of or subsequent to the termination of your employment with CBS; and (ii) the value of the CBS property which you retain in your possession after the termination of your employment with CBS.  In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.  Notwithstanding anything in this paragraph 6(g) to the contrary, CBS will not exercise such right to deduct from any monies otherwise payable to you that constitute “deferred compensation” within the meaning of Internal Revenue Code Section 409A (“Code Section 409A”).

(h)                              Non-Disparagement.  You and CBS agree that each party, during the period of your employment with CBS and for a period of one (1) year thereafter, shall not, in any communications with the press or other media or any customer, client, supplier or member of the investment community, criticize, ridicule or make any statement which disparages or is derogatory of the other party; provided, that CBS’s obligations shall be limited to communications by its senior corporate executives having the rank of Senior Vice President or above (“Specified Executives”), and it is agreed and understood that any such communication by any Specified Executive (or by any executive at the behest of a Specified Executive) shall be deemed to be a breach of this paragraph 6(h) by CBS.  Notwithstanding the foregoing, neither you nor CBS shall be prohibited from making truthful statements in connection with any arbitration proceeding described in paragraph 17 hereof concerning a dispute relating to this Agreement.

(i)                                  Injunctive Relief.  CBS has entered into this Agreement in order to obtain the benefit of your unique skills, talent, and experience.  You acknowledge and agree that any violation of paragraphs 6(a) through (h) of this Agreement will result in irreparable damage to CBS and, accordingly, CBS may obtain injunctive and other

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equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to CBS.

(j)                                  Survival; Modification of Terms.  Your obligations under paragraphs 6(a) through (i) shall remain in full force and effect for the entire period provided therein notwithstanding the termination of your employment under this Agreement for any reason; provided, however, that your obligations under paragraph 6(a) (but not under any other provision of this Agreement) shall cease if: (x) CBS terminates your employment without Cause, you resign with Good Reason or your employment under this Agreement terminates due to failure to renew this Agreement in accordance with paragraph 7(f)(iii); and (y) at any time following the one-year anniversary of your termination date, you provide CBS with an irrevocable written notice waiving your right to receive, or to continue to receive, any payments and benefits under paragraphs 7(b)(ii)(A) through (D), paragraphs 7(c)(ii)(A) through (D), paragraphs 7(f)(iii)(A) through (D) or paragraphs 7(j)(ii)(A), (B), (C), (D), and (G), as applicable, that would otherwise be paid or provided to you after the one-year anniversary of your termination date (it being understood and agreed that you shall be entitled to retain any payments or benefits required to be paid or provided to you prior to such date).  You and CBS agree that the restrictions and remedies contained in paragraphs 6(a) through (i) are reasonable and that it is your intention and the intention of CBS that such restrictions and remedies shall be enforceable to the fullest extent permissible by law.  If a court of competent jurisdiction shall find that any such restriction or remedy is unenforceable but would be enforceable if some part were deleted or the period or area of application reduced, then such restriction or remedy shall apply with the modification necessary to make it enforceable.  You acknowledge that CBS conducts its business operations around the world and has invested considerable time and effort to develop the international brand and goodwill associated with the “CBS” name.  To that end, you further acknowledge that the obligations set forth in this paragraph 6 are by necessity international in scope and necessary to protect the international operations and goodwill of CBS and its affiliated companies.

7.                                    Termination of Employment.

(a)                               Termination for Cause.

(i)                                  CBS may, at its option, terminate your employment under this Agreement for Cause at any time during the Term.  For purposes of this Agreement, “Cause” shall mean termination of your employment due to any of the following:

(A)                          your engaging or participating in intentional acts of material fraud against CBS and its subsidiaries (the “Company”);

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(B)                           your willful misfeasance having a material adverse effect on the Company (except in the event of your Disability as set forth in paragraph 7(e));

(C)                           your conviction of a felony;

(D)                          your willful failure to obey a material lawful directive that is appropriate to your position from the CEO;

(E)                            your willful unauthorized disclosure of trade secret or other confidential material information of the Company;

(F)                             your terminating your employment without Good Reason (as defined below) other than for death or Disability pursuant to paragraph 7(e) (it being understood that your terminating your employment during the Term without Good Reason prior to the end of the Term shall constitute Cause);

(G)                          your willful and material violation of any formal written policy of the Company that is generally applicable to all employees or all officers of the Company including, but not limited to, policies concerning insider trading or sexual harassment, Supplemental Code of Ethics for Senior Financial Officers, and CBS’s Business Conduct Statement;

(H)                          your willful failure to cooperate fully with a bona fide Company internal investigation or an investigation of the Company by regulatory or law enforcement authorities, whether or not related to your employment with the Company (an “Investigation”), after being instructed by the Board or the CEO to cooperate or your willful destruction of or knowing and intentional failure to preserve documents or other material known by you to be relevant to any Investigation; or

(I)                                your willful and material breach of any of your material obligations hereunder.

For purposes of the foregoing definition, an act or omission shall be considered “willful” if done, or omitted to be done, by you with knowledge and intent.

Anything herein to the contrary notwithstanding, CBS will give you written notice as soon as practicable, but in no event later than forty-five (45) calendar days, after the occurrence of an event constituting Cause is known by the CEO, the Executive Vice President, Human Resources and Administration or the Executive Vice President, General Counsel of CBS prior to terminating this

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Agreement for Cause pursuant to clauses (A), (B), (D), (E), (G), (H) and (I) above. Such notice shall set forth the nature of any alleged misfeasance in reasonable detail and, if such misfeasance is capable of being cured, the conduct required to cure.  Except for a failure, conduct or breach which by its nature cannot be cured, you shall have thirty (30) calendar days from the receipt of such notice within which to cure and within which period CBS cannot terminate this Agreement for the stated reason, and, if so cured, after which period CBS cannot terminate your employment under this Agreement for the stated reason. For purposes of this Agreement, no such purported termination of your employment for Cause set forth in clauses (A), (B), (D), (E), (G), (H) or (I) above shall be effective without such notice.

(ii)                              In the event that your employment terminates under paragraph 7(a)(i) during the Term, CBS shall have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits, except for the Accrued Obligations (as defined below) or as required by applicable law.

(b)                              Termination without Cause.

(i)                                  CBS may terminate your employment under this Agreement without Cause at any time during the Term by providing written notice of termination to you.

(ii)                              In the event that your employment terminates under paragraph 7(b)(i) during the Term hereof, you shall thereafter receive, less applicable withholding taxes, (x) any unpaid Salary through and including the date of termination, any unpaid Bonus earned for the calendar year prior to the calendar year in which you are terminated, any business expense reimbursements incurred but not yet approved and/or paid and such other amounts as are required to be paid or provided by law (the “Accrued Obligations”), payable within thirty (30) days following your termination date, and (y) subject to your compliance with paragraph 7(i) hereunder, the following payments and benefits:

(A)                          Severance Amount: a severance amount (the “Severance Amount”) equal to two (2) times the sum of (i) your Salary (or, if your Salary has been reduced in violation of this Agreement, your highest Salary during the Term) and (ii) the greater of (x) your Target Bonus in effect at the time of termination (or, if your Target Bonus has been reduced in violation of this Agreement, your highest Target Bonus during the Term) and (y) the average of your actual annual Bonus awards for the two calendar years immediately preceding the calendar year in which your employment is terminated, 50% of which will be paid in a lump sum within thirty (30) days following your termination

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date and the remaining 50% of which will be paid over a period of twenty-four (24) months in accordance with CBS’s then effective payroll practices (your “Regular Payroll Amount”) as follows:

(I)                                beginning with the regular payroll date (“Regular Payroll Dates”) next following your termination date, you will receive your Regular Payroll Amount on the Regular Payroll Dates that occur on or before March 15th of the calendar year following the calendar year in which your employment terminates;

(II)                          beginning with the first Regular Payroll Date after March 15th of the calendar year following the calendar year in which your employment terminates, you will receive your Regular Payroll Amount, if any remains due, until you have received an amount equal to the maximum amount permitted to be paid pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (i.e., the lesser of (x) two times your “annualized compensation” within the meaning of Code Section 409A or (y) two times the limit under Section 401(a)(17) of the Internal Revenue Code (the “Code”) for the calendar year in which your termination occurs, which, for 2013, is $510,000); provided, however, that in no event shall payment be made to you pursuant to this paragraph 7(b)(ii)(A)(II) later than December 31st of the second calendar year following your termination of employment; and

(III)                    the balance of your Regular Payroll Amount, if any remains due, will be paid to you by payment of your Regular Payroll Amount on your Regular Payroll Dates beginning with the regular payroll date that follows the date of the last payment pursuant to paragraph 7(b)(ii)(A)(II);

provided, however, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of the Severance Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to you in a lump sum on the earlier of (x) the first business day of the seventh calendar month following the calendar month in which your termination of employment occurs or (y) your death (the applicable date, the “Permissible Payment Date”) rather than

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as described above, and any remaining Severance Amount, if any, shall be paid to you or your estate, as applicable, by payment of your Regular Payroll Amount on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(b)(ii)(A) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(B)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans in which you participated at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of twenty-four (24) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

(C)                           Life Insurance:  life insurance coverage for twenty-four (24) months under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer);

(D)                          Pro-Rata Bonus:  You will receive a Bonus for the calendar year in which your employment is terminated, such Bonus to be determined based on actual performance and consistent with senior executives who remain employed with CBS, and then prorated based on the number of calendar days of such year elapsed through the date your employment is terminated (the “Pro-Rata Bonus”), payable, less any applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year;

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(E)                            Additional LTIP Grant Payment:  a cash payment calculated as the sum of the following:

(I)                            the 2013 TRSU Grant Value, if your termination occurs before the 2013 TRSUs are granted;

(II)                          the 2013 Option Grant Value, if your termination occurs before the 2013 Option Grant is made;

(III)                    the 2014 Option Grant Value, if your termination occurs before  the 2014 Option Grant is made;

(IV)                    the 2014 TRSU Grant Value, if your termination occurs before the 2014 TRSUs are granted;

(V)                      the 2015/2016 TRSU Grant Value, if your termination occurs before the 2015 TRSUs are granted; plus

(VI)                    the 2015/2016 TRSU Grant Value, if your termination occurs before the 2016 TRSUs are granted (collectively, the “Additional LTIP Grant Payment”), payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following your termination date; and

(F)                             Equity:  the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All outstanding stock option awards (or portions thereof) that have not fully vested and become exercisable on or before the date of such termination shall accelerate and vest immediately on the Release Effective Date (as defined in paragraph 7(i) below), and will continue to be exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date.

(II)                          All outstanding stock option awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the

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terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date.

(III)                    All outstanding RSU and other equity awards (or portions thereof) that have not vested on or before the termination date shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such RSU or other equity award under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), such RSU or other equity award shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such RSU or other equity award, such RSU or other equity award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter; provided, further, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your RSUs or other equity awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be settled on the Permissible Payment Date.

(iii)                          You shall not be required to mitigate the amount of any payment provided for in paragraph 7(b)(ii) by seeking other employment.  The payments provided for in paragraph 7(b)(ii) are in lieu of any other severance or income continuation or protection (other than any indemnification protection)

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under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(b)(ii) of this Agreement).

(c)                               Resignation with Good Reason.

(i)                                  You may resign your employment under this Agreement with Good Reason at any time during the Term by written notice of termination to CBS given no more than thirty (30) days after you know or reasonably should have known of the occurrence of the event constituting Good Reason.  Such notice shall state an effective resignation date that is not earlier than thirty (30) business days and not later than sixty (60) days after the date it is given to CBS, provided that CBS may set an earlier effective date for your resignation at any time after receipt of your notice.  For purposes of this Agreement (and any other agreement that expressly incorporates the definition of Good Reason hereunder), “Good Reason” shall mean the occurrence of any of the following without your consent (other than in connection with the termination or suspension of your employment or duties for Cause or in connection with physical and mental incapacity): (A) a material reduction in your position, titles, offices, reporting relationships, authorities, duties or responsibilities from those in effect immediately prior to such reduction, including any such reduction effected through any arrangement involving the sharing of your position, titles, offices reporting relationships, authorities, duties or responsibilities, or any such reduction which would remove positions, titles, offices reporting relationships, authorities, duties or responsibilities which are customarily given to an executive of a public company comparable to CBS (for the avoidance of doubt, (i) a material reduction shall include and be deemed to have occurred if either (x) you cease to be the most senior executive responsible for the financial affairs of CBS and the operational responsibilities in effect immediately prior to the Effective Date and such additional operating responsibilities as the CEO may assign to you thereafter (the “Operational Responsibilities”) (provided that no cessation shall be deemed to have occurred if CBS has an ultimate parent company that is a public company and you are the most senior executive responsible for the financial affairs and the Operational Responsibilities of the ultimate public parent company), or (y) neither CBS nor its ultimate parent company (if any) is a public company; and (ii) neither the assignment of another individual (or any successor(s) to such individual) to serve in the CFO position nor such individual’s performance of duties customary to that of a CFO of a public company shall be considered a material reduction or otherwise constitute “Good Reason” so long as such CFO position reports to you as the COO); (B) a reduction in your base Salary or target compensation in effect immediately prior to such reduction, including your annual Target Bonus or long term incentive targets; (C) the assignment to you of duties or responsibilities that are materially

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inconsistent with the usual and customary duties associated with a Chief Operating Officer of a publicly traded company or that materially impair your ability to function as the Chief Operating Officer of CBS (provided that you acknowledge and agree that supporting the CEO on such strategic and operational matters as he may assign to you shall not be deemed materially inconsistent with the usual and customary duties associated with a Chief Operating Officer of a publicly traded company or to materially impair your ability to function as the COO of CBS); (D) the material breach by CBS of any of its obligations under this Agreement (it being understood that a breach by CBS of its obligations under paragraphs 3(c)(ii) and/or 3(c)(iii) shall constitute a material breach of an obligation under this Agreement); (E) a Material Reduction, as defined in Exhibit A attached hereto; or (F) CBS requiring you to be based anywhere other than the New York or Los Angeles metropolitan area, except for required travel on CBS business.  CBS shall have thirty (30) days from the receipt of your notice within which to cure, and, in the event of such cure, your notice shall be of no further force or effect; provided, however, that in the event of a Material Reduction, the thirty (30) day cure period shall be extended to ninety (90) days.  If no cure is effected, your resignation will be effective as of the date specified in your written notice to CBS or such earlier effective date set by CBS following receipt of your notice.

(ii)                              In the event that your employment terminates under paragraph 7(c)(i) during the Term, you shall thereafter receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y), subject to your compliance with paragraph 7(i) hereunder, the following payments and benefits:

(A)                          Severance Amount: a Severance Amount equal to two (2) times the sum of (i) your Salary (or, if your Salary has been reduced in violation of this Agreement, your highest Salary during the Term) and (ii) the greater of (x) your Target Bonus in effect at the time of termination (or, if your Target Bonus has been reduced in violation of this Agreement, your highest Target Bonus during the Term) and (y) the average of your actual annual Bonus awards for the two calendar years immediately preceding the calendar year in which your employment is terminated, 50% of which will be paid in a lump sum within thirty (30) days following your termination date and the remaining 50% of which will be paid in Regular Payroll Amounts over a period of twenty-four (24) months as follows:

(I)                                beginning with the Regular Payroll Date following your termination date, you will receive your Regular Payroll Amount on the Regular Payroll Dates that occur on or

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before March 15th of the calendar year following the calendar year in which your employment terminates;

(II)                          beginning with the first Regular Payroll Date after March 15th of the calendar year following the calendar year in which your employment terminates, you will receive your Regular Payroll Amount, if any remains due, until you have received an amount equal to the maximum amount permitted to be paid pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (i.e., the lesser of (x) two times your “annualized compensation” within the meaning of Code Section 409A or (y) two times the limit under Code Section 401(a)(17) for the calendar year in which your termination occurs, which, for 2013, is $510,000); provided, however, that in no event shall payment be made to you pursuant to this paragraph 7(c)(ii)(A)(II) later than December 31st of the second calendar year following your termination of employment; and

(III)                    the balance of your Regular Payroll Amount, if any remains due, will be paid to you by payment of your Regular Payroll Amount on your Regular Payroll Dates beginning with the regular payroll date that follows the date of the last payment pursuant to paragraph 7(c)(ii)(A)(II);

provided, however, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Regular Payroll Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to on the Permissible Payment Date rather than as described in paragraph 7(c)(ii)(A)(I), (II) or (III), as applicable, and any remaining Salary, if any, shall be paid to you or your estate, as applicable, by payment of your Regular Payroll Amount on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(c)(ii)(A) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(B)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans

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in which you participated at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of twenty-four (24) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

(C)                           Life Insurance:  life insurance coverage for twenty-four (24) months under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer);

(D)                          Pro-Rata Bonus:  a Pro-Rata Bonus, payable, less any applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year;

(E)                            Additional LTIP Grant Payment:  the Additional LTIP Grant Payment, payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following your termination date; and

(F)                             Equity:  the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All outstanding stock option awards (or portions thereof) that have not fully vested and become exercisable on or before the date of such termination shall accelerate and vest immediately on the Release Effective Date (as defined in paragraph 7(i) below), and will continue to be exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the

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2014 Option Grant will continue to be exercisable until its expiration date.

(II)                          All outstanding stock option awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date.

(III)                    All outstanding RSU and other equity awards (or portions thereof) that have not vested on or before the termination date shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such RSU or other equity award under Code Section 162(m), such RSU or other equity award shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such RSU or other equity award, such RSU or other equity award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter; provided, further, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your RSUs or other equity awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation”

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within the meaning of Code Section 409A, such portion shall be settled on the Permissible Payment Date.

(iii)                          You shall not be required to mitigate the amount of any payment provided for in paragraph 7(c)(ii) by seeking other employment. The payments provided for in paragraph 7(c)(ii) are in lieu of any other severance or income continuation or protection (other than any indemnification protection)  under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(c)(ii) of this Agreement).

(d)                             Death.

(i)                                  Your employment with CBS shall terminate automatically upon your death.

(ii)                              In the event of your death prior to the end of the Term while you are actively employed, your beneficiary or estate shall be entitled to receive the following:

(A)                          the Accrued Obligations, payable, less applicable withholding taxes, within 30 days following your date of death;

(B)                           bonus compensation for the calendar year in which your death occurs, determined in accordance with the STIP (i.e., based upon your Target Bonus) and prorated for the portion of the calendar year through and including your date of death, payable, less applicable withholding taxes, between January 1st and March 15th of the following calendar year;

(C)                           the Additional LTIP Grant Payment, payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following the date of your death;

(D)                          all your outstanding unvested stock options will vest, and all such stock options and all of your outstanding stock options that have previously vested will remain exercisable for the period provided for under the terms of the applicable award agreement; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date; and

(E)                            all your unvested and outstanding restricted stock and/or RSUs and any other type of equity awards (or unvested

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portions thereof) will vest and be settled within ten (10) business days after the date of your death; provided, that to the extent any such unvested and outstanding equity awards (or portions thereof) remain subject to performance-based vesting conditions on the date of your death, such awards shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) and to be settled within ten (10) business days thereafter.

(iii)                          In the event of your death after the termination of your employment (which termination occurred during the Term) under circumstances described in paragraph 7(b)(i), 7(c)(i) or 7(f)(iii), but prior to payment of any amounts or benefits described in paragraphs 7(b)(ii)(A), (D), (E) and (F), paragraphs 7(c)(ii)(A), (D), (E) and (F), or paragraphs 7(f)(iii)(A), (D), (E) and (F), as applicable, that you would have received had you continued to live, all such amounts and benefits shall be paid, less applicable deductions and withholding taxes, to your beneficiary (or, if no beneficiary has been designated, to your estate) in accordance with the applicable payment schedule set forth in paragraphs 7(b)(ii)(A), (D), (E) and (F), paragraphs 7(c)(ii)(A), (D), (E) and (F), or paragraphs 7(f)(iii)(A), (D), (E) and (F), as applicable.

(e)                               Disability.

(i)                                  If, while employed during the Term, you become “disabled” within the meaning of such term under CBS’s Short-Term Disability (“STD”) program (such condition is referred to as a “Disability” or being “Disabled”), you will be considered to have experienced a termination of employment with CBS and its subsidiaries as of the date you first become eligible to receive benefits under CBS’s Long-Term Disability (“LTD”) program or, if you do not become eligible to receive benefits under CBS’s LTD program, you have not returned to work by the six (6) month anniversary of your Disability onset date (such 6-month anniversary, the “Disability Termination Date”).

(ii)                              Except as provided in this paragraph 7(e)(ii), if you become Disabled while employed during the Term, you will exclusively receive compensation under the STD program in accordance with its terms and, thereafter, under the LTD program in accordance with its terms, provided you are eligible to receive LTD program benefits.  Notwithstanding the foregoing, if you have not returned to work by December 31st of a calendar year during the Term, you will receive bonus compensation for the calendar year(s) during the Term in which you receive compensation under the STD program, determined as follows:

(A)                          for the portion of the calendar year from January 1st until the date on which you first receive compensation under the STD program, bonus compensation shall be determined in

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accordance with the STIP (i.e., based upon CBS’s achievement of its goals and CBS’s good faith estimate of your achievement of your personal goals) and prorated for such period; and

(B)                           for any subsequent portion of that calendar year and any portion of the following calendar year in which you receive compensation under the STD program, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period(s).

Bonus compensation under this paragraph 7(e)(ii) shall be paid, less applicable deductions and withholding taxes, between January 1st and March 15th of the calendar year following the calendar year to which such bonus compensation relates.  You will not receive bonus compensation for any portion of the calendar year(s) during the Term while you receive benefits under the LTD program.  For the periods that you receive compensation and benefits under the STD and LTD programs, such compensation and benefits and the bonus compensation provided under this paragraph 7(e)(ii) are in lieu of Salary and Bonus under paragraphs 3(a) and (b).

(iii)                          Upon your Disability Termination Date, you shall be entitled to receive the following:

(A)                          the Additional LTIP Grant Payment, payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following the date of your death;

(B)                           all your outstanding unvested stock options will vest, and all such stock options and all of your outstanding stock options that have previously vested will remain exercisable for the period provided for under the terms of the applicable award agreement; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date; and

(C)                           all your unvested and outstanding restricted stock and/or RSUs and any other type of equity awards (or unvested portions thereof) will vest and, subject to any prior deferral election, be settled within ten (10) business days after the Disability Termination Date; provided, that to the extent any such unvested and outstanding equity awards (or portions thereof) remain subject to performance-based vesting conditions on the Disability Termination Date, such equity awards shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent

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applicable) and, subject to any prior deferral election, to be settled within ten (10) business days thereafter.

(f)                               Renewal Notice / Non-Renewal.

(i)                                  CBS shall notify you twelve (12) months prior to the expiration of the Term in writing if it intends to continue your employment beyond the expiration of the Term.  If you are notified that CBS does intend to continue your employment, then you and CBS agree that you and CBS shall negotiate in good faith following such notification and, during the first 180 days following such notification, the negotiations for the COO position shall be conducted by both you and CBS on an exclusive basis.  Nothing contained herein shall obligate either party to agree to any terms for any renewal, and the decision to enter into a renewal or amended employment agreement shall be at the sole discretion of each of you and CBS.  In the absence of your willful and material bad faith (which, for avoidance of doubt, shall not be alleged to have occurred as a result of either party’s proposal of terms (economic or otherwise) which are unacceptable to the other party) which remains uncured for thirty (30) days after written notice by CBS to you, your right to receive the payments or benefits set forth in paragraph 7(f)(iii) below shall not be adversely affected if you and CBS do not agree to continue your employment.

(ii)                              If you accept any offer of continued employment with CBS (or any of its subsidiaries), whether on an “at will” basis or pursuant to an employment agreement, you shall not be entitled to any severance payment or benefits under any provision of this Agreement or any other severance or income continuation plan, program or agreement.

(iii)                          If, on the Expiration Date, you and CBS have not agreed to continue your employment relationship with CBS (or any of CBS’s subsidiaries), your employment shall automatically terminate on the day next following the Expiration Date, and, you shall thereafter receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y), subject to your compliance with paragraph 7(i) hereunder, the payments and benefits in paragraph 7(j), if applicable, or, if paragraph 7(j) is not applicable, the following payments and benefits:

(A)                          an amount equal to the sum of (i) your Salary (or, if your Salary has been reduced in violation of this Agreement, your highest Salary during the Term) and (ii) the greater of (x) your Target Bonus in effect at the time of termination (or, if your Target Bonus has been reduced in violation of this Agreement, your highest Target Bonus during the Term) and (y) the average of your actual annual Bonus awards for the two calendar years immediately preceding the calendar year in which your

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employment is terminated, 50% of which will be paid in a lump sum within thirty (30) days following your termination date and the remaining 50% of which will be paid in Regular Payroll Amounts over a period of twenty-four (24) months as follows:

(I)                                beginning on the Regular Payroll Date following your termination date, you will receive your Regular Payroll Amount on the Regular Payroll Dates that occur on or before March 15th of the calendar year following the calendar year in which your employment terminates;

(II)                          beginning with the first Regular Payroll Date after March 15th of the calendar year following the calendar year in which your employment terminates, you will receive your Regular Payroll Amount, if any remains due, until you have received an amount equal to the maximum amount permitted to be paid pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (i.e., the lesser of (x) two times your “annualized compensation” within the meaning of Code Section 409A or (y) two times the limit under Code Section 401(a)(17) for the calendar year in which your termination occurs, which is $510,000 for 2013); provided, however, that in no event shall payment be made to you pursuant to this paragraph 7(f)(iii)(A)(II) later than December 31st of the second calendar year following your termination of employment; and

(III)                    the balance of your Regular Payroll Amount, if any remains due, will be paid to you by payment of your Regular Payroll Amount on your Regular Payroll Dates beginning with the regular payroll date that follows the date of the last payment pursuant to paragraph 7(f)(iii)(A)(II);

provided, however, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of your Regular Payroll Amount that would be paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to on the Permissible Payment Date rather than as described in paragraph 7(f)(iii)(A)(I), (II) or (III), as applicable, and any remaining Salary, if any, shall be paid to you or your estate, as applicable, by payment of your Regular Payroll Amount on your Regular Payroll Dates commencing with the

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Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(f)(iii)(A) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(B)                           medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans in which you participated at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of twelve (12) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

(C)                           life insurance coverage for twelve (12) months under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer);

(D)                          a Pro-Rata Bonus, payable, less any applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year;

(E)                            the Additional LTIP Grant Payment, payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following your termination date; and

(F)                             the following with respect to awards granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All outstanding stock option awards (or portions thereof) that have not fully vested and become exercisable on or before the date of such termination shall accelerate and vest immediately on the Release Effective Date (as defined in paragraph 7(i) below), and will continue to be

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exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date.

(II)                          All outstanding stock option awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until the greater of twenty-four (24) months following the termination date or the period provided in accordance with the terms of the grant, but in no event later than their expiration date; provided, however, that each of the 2013 Option Grant and the 2014 Option Grant will continue to be exercisable until its expiration date.

(III)                    All outstanding RSU and other equity awards (or portions thereof) that have not vested on or before the termination date shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such RSU or other equity award under Code Section 162(m), such RSU or other equity award shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such RSU or other equity award, such RSU or other equity award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter; provided, further, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to

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procedures adopted by CBS) at the time of your termination and any portion of your RSUs or other equity awards that would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be settled on the Permissible Payment Date.

(iv)                          Nothing in this paragraph 7(f) shall (x) create a right to continued employment with CBS or be interpreted as forming an employment contract with CBS, or interfere with the ability of CBS to terminate your employment or (y) obligate you to continue your employment with CBS.

(v)                              You shall not be required to mitigate the amount of any payment provided for in paragraph 7(f) by seeking other employment. The payments provided for in paragraph 7(f) are in lieu of any other severance or income continuation or protection (other than any indemnification protection) under any CBS plan, program or agreement that may now or hereafter exist (unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraph 7(f) of this Agreement).

(g)                             Resignation from Official Positions.  If your employment with CBS terminates for any reason, you shall automatically be deemed to have resigned at that time from any and all officer or director positions that you may have held with CBS, or any of CBS’s affiliated companies and all board seats or other positions in other entities you held on behalf of CBS, including any fiduciary positions (including as a trustee) you hold with respect to any employee benefit plans or trusts established by CBS.  You agree that this Agreement shall serve as written notice of resignation in this circumstance.  If, however, for any reason this paragraph 7(g) is deemed insufficient to effectuate such resignation, you agree to execute, upon the request of CBS or any of its affiliated companies, any documents or instruments which CBS may deem necessary or desirable to effectuate such resignation or resignations, and you hereby authorize the Secretary and any Assistant Secretary of CBS or any of CBS’s affiliated companies to execute any such documents or instruments as your attorney-in-fact.

(h)                              Termination of Benefits.  Notwithstanding anything in this Agreement to the contrary (except as otherwise provided in paragraph 7(b)(ii)(B), 7(c)(ii)(B), 7(f)(iii)(B) or 7(j)(ii)(C), as applicable, with respect to medical and dental benefits), participation in all CBS benefit plans and programs (including, without limitation, vacation accrual, all retirement and related excess plans and LTD) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs or in this Agreement, and subject to any vested rights you may have under the terms of such plans or programs.  The foregoing shall not apply to the LTIP and, after the termination of your employment, your rights

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under the LTIP shall be governed by the terms of the LTIP award agreements, certificates, the applicable LTIP plan(s) and this Agreement.

(i)                                  Release; Compliance with Paragraph 6.

(i)                                  Notwithstanding any provision in this Agreement to the contrary, prior to payment by CBS of any amount or provision of any benefit pursuant to paragraph 7(b)(ii), 7(c)(ii), 7(f)(iii), 7(j)(ii) or 7(j)(iv), as applicable, within sixty (60) days following your termination of employment, (x) you shall have executed and delivered to CBS a general release in the form attached hereto as Exhibit B and (y) such general release shall have become effective and irrevocable in its entirety (such date, the “Release Effective Date”); provided, however, that if, at the time any cash severance payments are scheduled to be paid to you pursuant to paragraph 7(b)(ii), 7(c)(ii), 7(f)(iii), 7(j)(ii) or 7(j)(iv), as applicable, you have not executed the attached general release that has become effective and irrevocable in its entirety, then any such cash severance payments shall be held and accumulated without interest, and shall be paid to you on the first Regular Payroll Date following the Release Effective Date.  Your failure or refusal to sign and deliver the attached release or your revocation of an executed and delivered release in accordance with applicable laws, whether intentionally or unintentionally, will result in the forfeiture of the payments and benefits under paragraph 7(b)(ii), 7(c)(ii), 7(f)(iii), 7(j)(ii) or 7(j)(iv), as applicable.  Notwithstanding the foregoing, if the sixty (60) day period does not begin and end in the same calendar year, then the Release Effective Date shall occur no earlier than January 1st of the calendar year following the calendar year in which your termination occurs.

(ii)                              Notwithstanding any provision in this Agreement to the contrary, the payments and benefits described in paragraphs 7(b)(ii), 7(c)(ii), 7(f)(iii), 7(j)(ii) and 7(j)(iv), as applicable, shall immediately cease in the event that you materially breach any provision of paragraph 6 hereof; provided, however, that CBS gives you written notice setting forth the nature of any alleged breach in reasonable detail and, if CBS reasonably determines that such breach is capable of being cured, the conduct required to cure and an opportunity of at least ten (10) business days from the giving of such notice within which to cure.

(j)                                  Payments in Connection with Certain Corporate Events.

(i)                                  Definition.  For purposes of this Agreement, a “Corporate Event” shall be deemed to occur upon the occurrence of any of the following events:

(A)                          consummation of a merger, consolidation or reorganization of CBS or any of its subsidiaries unless, immediately following such transaction, (I) all or substantially all

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the beneficial owners of CBS stock having general voting power immediately prior to such transaction directly or indirectly own more than fifty percent (50%) of the general voting power of the entity resulting from such transaction (the “Combined Company”) in substantially the same proportions as their beneficial ownership of such CBS stock immediately prior to the transaction (excluding any general voting power of the Combined Company that such beneficial owners directly or indirectly received as a result of their beneficial ownership of the other entity involved in the transaction), (II) no person or group directly or indirectly beneficially owns stock representing more than twenty percent (20%) of the general voting power of the Combined Company and (III) a majority of the independent directors of the Combined Company and a majority of the directors of the Combined Company, in each case, consist of individuals who were Original Independent Directors (as such term is defined in clause (D) below) immediately prior to such transaction; or

(B)                           consummation of the sale or disposition of all or substantially all of the assets of CBS; or

(C)                           at any time after January 1, 2011, any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder), directly or indirectly acquires or then beneficially owns (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) stock representing more than twenty percent (20%) of the general voting power of CBS at a time when the person who, on January 1, 2011, is the ultimate beneficial owner (within the meaning of Rule 13d-3(a)(1) under the Exchange Act) (the “Ultimate Voting Beneficial Owner”) of a majority of the general voting power of CBS no longer is the Ultimate Voting Beneficial Owner of a majority thereof; or

(D)                          a majority of the independent directors of the CBS Board of Directors (the “Board”) ceases to consist of Original Independent Directors.  “Original Independent Directors” shall mean those individuals who, as of January 1, 2011, constitute the independent directors of the Board and those successor independent directors who are elected or appointed to the Board, either by a vote of the Board or by action of the shareholders of CBS pursuant to a recommendation by the Board, as a result of the death, voluntary retirement or resignation of an Original

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Independent Director (or any successor thereto pursuant to this proviso), including a voluntary determination by such Original Independent Director (or such successor) not to stand for re-election.

(ii)                              Termination Payments.  In the event that your employment terminates under circumstances described in paragraph 7(b)(i), 7(c)(i) or 7(f)(iii) at any time during the twenty-four (24) month period following the date of a Corporate Event, provided that such Corporate Event occurs during the Term, you shall thereafter receive, less applicable withholding taxes, (x) the Accrued Obligations, payable within thirty (30) days following your termination date, and (y) subject to your compliance with paragraph 7(i) hereunder, the following payments and benefits:

(A)                          Pro-Rata Bonus:  the Pro-Rata Bonus, payable, less applicable deductions and withholding taxes, between January 1st and March 15th of the following calendar year;

(B)                           Enhanced Severance Amount:   an amount equal to three (3) times the sum of (i) your Salary in effect at the time of your termination (or, if your Salary has been reduced in violation of this Agreement, your highest Salary during the Term) and (ii) the average of your actual annual Bonus awards for the three years immediately preceding the year in which your employment is terminated (the “Enhanced Severance Amount”).  To the extent the Enhanced Severance Amount exceeds the Severance Amount described in paragraph 7(b)(ii)(A), 7(c)(ii)(A) or 7(f)(iii)(A), as applicable, such excess portion shall be paid in a lump sum within thirty (30) days following your termination date.  The remaining portion of the Enhanced Severance Amount that is equal to the amount determined pursuant to paragraph 7(b)(ii)(A), 7(c)(ii)(A) or 7(f)(iii)(A), as applicable, shall be paid in accordance with the schedule described in paragraph 7(b)(ii)(A), 7(c)(ii)(A) or 7(f)(iii)(A), as applicable; provided that to the extent such remaining portion of the Enhanced Severance Amount does not constitute “deferred compensation” within the meaning of Code Section 409A, such portion shall also be paid in a lump sum within thirty (30) days following your termination date and any remainder will be paid in accordance with the schedule described in paragraph 7(b)(ii)(A), 7(c)(ii)(A) or 7(f)(iii)(A), as applicable; provided, further, that if you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and any portion of the Enhanced Severance Amount that would be

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paid to you during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall be paid to you in a lump sum on the Permissible Payment Date rather than as described above, and any remaining Enhanced Severance Amount shall be paid to you or your estate, as applicable, in accordance with the installment payment schedule set forth above on your Regular Payroll Dates commencing with the Regular Payroll Date that follows the Permissible Payment Date.  Each payment pursuant to this paragraph 7(j)(ii)(B) shall be regarded as a separate payment and not one of a series of payments for purposes of Code Section 409A;

(C)                           Health Benefits:  medical and dental insurance coverage for you and your eligible dependents at no cost to you (except as hereafter described) pursuant to the CBS benefit plans in which you participated at the time of your termination of employment (or, if different, other benefit plans generally available to senior level executives) for a period of thirty-six (36) months following the termination date, or if earlier, the date on which you become eligible for medical or dental coverage as the case may be from a third party, which period of coverage shall be considered to run concurrently with the COBRA continuation period; provided, however, that during the period that CBS provides you with this coverage, the cost of such coverage will be treated as taxable income to you and CBS may withhold taxes from your compensation for this purpose; provided, further, that you may elect to continue your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

(D)                          Life Insurance:  life insurance coverage for thirty-six (36) months under CBS’s policy in effect on the date of termination in the amount then furnished to CBS employees at no cost (the amount of which coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer);

(E)                            Additional LTIP Grant Payment:  the Additional LTIP Grant Payment, payable, less any applicable deductions and withholding taxes, in a lump sum within sixty (60) days following your termination date;

(F)                             Equity:  the following with respect to awards

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granted to you under the LTIP (or any predecessor plan to the LTIP):

(I)                                All outstanding stock option awards (or portions thereof) that have not vested and become exercisable on the date of such termination shall accelerate and vest immediately on the Release Effective Date (as defined in paragraph 7(i) above), and will continue to be exercisable until their expiration date;

(II)                          All outstanding stock option awards (or portions thereof) that have previously vested and become exercisable by the date of such termination shall remain exercisable until their expiration date; and

(III)                    With respect to all outstanding RSU and other equity awards (or portions thereof) that have not vested on the date your employment is terminated, such awards (or portions thereof) shall accelerate and vest immediately on the Release Effective Date and be settled within ten (10) business days thereafter; provided, however, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date,  in the event and limited to the extent that compliance with the performance-based compensation exception is required in order to ensure the deductibility of any such RSU or other equity award under Code Section 162(m), such RSU or other equity award shall vest if and to the extent the Committee certifies that a level of the performance goal(s) relating to such RSU or other equity award has been met, or, if later, the Release Effective Date, and shall be settled within ten (10) business days thereafter; provided, further, that with respect to RSUs and other equity awards which remain subject to performance-based vesting conditions on your termination date, in the event and limited to the extent that compliance with the performance-based compensation exception under Code Section 162(m) is not required in order to ensure the deductibility of any such RSU or other equity award, such RSU or other equity award shall immediately vest (with an assumption that the performance goal(s) were achieved at target level, if and to the extent applicable) on the Release Effective Date and be settled within ten (10) business days thereafter; provided, further, that to the extent that you are a “specified employee” (within the meaning of Code Section 409A and determined pursuant to procedures adopted by CBS) at the time of your termination and

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any portion of your RSUs and other equity awards would otherwise be settled during the six-month period following your termination of employment constitutes “deferred compensation” within the meaning of Code Section 409A, such portion shall instead be settled on the Permissible Payment Date; and

(G)                          Outplacement Services:  CBS will make available to you, at its expense, executive level outplacement services with a leading national outplacement firm, with such outplacement services to be provided for a period of up to twelve (12) months following the date on which your employment is terminated.  The outplacement program shall be designed and the outplacement firm selected by CBS.  CBS will pay all expenses related to the provision of outplacement services directly to the outplacement firm by the end of the calendar year following the calendar year in which the outplacement services are provided.

(iii)                          No Mitigation.  You shall not be required to mitigate the amount of any payment provided for in paragraph 7(j)(ii) by seeking other employment.  The payments provided for in paragraphs 7(j)(ii) and 7(j)(iv) are in lieu of any other severance or income continuation or protection (other than any indemnification protection) in this Agreement or in any CBS plan, program or agreement that may now or hereafter exist, unless the terms of such plan, program or agreement expressly state that the payments and benefits payable thereunder are intended to be in addition to the type of payments and benefits described in paragraphs 7(j)(ii) and 7(j)(iv) of this Agreement.

(iv)                          Tax Neutralization Payment.  Notwithstanding any provision of this Agreement to the contrary, you shall not be entitled to receive any payment or benefit under this paragraph 7(j)(iv) if, at the time of your termination of employment, there shall have occurred a Corporate Event described in paragraph 7(j)(i)(C) without a Corporate Event described in paragraph 7(j)(i)(D) also having occurred.

(A)                          If it is determined by CBS, or by the Internal Revenue Service (the “IRS”) pursuant to an IRS audit (an “Audit”) of your federal income tax return(s), that any payment or benefit provided to you under this Agreement or otherwise would be subject to the excise tax imposed under Code Section 4999, or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as the “Excise Tax”), CBS shall compute the amount that would be payable to you if the total amounts that are payable to you by CBS and are considered payments described in

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Code Section 280G(b)(2) (“Tax Payments”) were limited to the maximum amount that may be paid to you under Code Sections 280G and 4999 without imposition of the Excise Tax (this amount is referred to as the “Capped Amount”).  CBS will also compute the amount that would be payable under the Agreement without regard to Code Sections 280G and 4999 limit (this amount is referred to as the “Uncapped Amount”). Notwithstanding anything in this Agreement to the contrary, if the Uncapped Amount is less than 120% of the Capped Amount, then the total benefits and other amounts that are considered Tax Payments and are payable to you under this Agreement will be reduced to the Capped Amount.  If the Capped Amount is to be paid, payments shall be reduced in the following order: (I) acceleration of vesting on any stock options for which the exercise price exceeds the then fair market value, (II) acceleration of vesting of RSUs and any other equity not covered by clause (I) above, (III) any benefits valued as Tax Payments, (IV) any cash amounts payable to you other than the Enhanced Severance Amount and (V) the Enhanced Severance Amount (with the reduction first applied against the payment scheduled to be made the furthest from your termination date, then the next earliest, and so forth).

(B)                           If the Uncapped Amount equals or exceeds 120% of the Capped Amount, then any payments, distributions or benefits you would receive from CBS or otherwise, but determined without regard to any additional payment required under this paragraph 7(j)(iv), pursuant to the terms of this Agreement (“Payments”), would (I) constitute Tax Payments and (II) be subject to the Excise Tax, then CBS shall pay (either directly to the IRS as tax withholdings or to you as a reimbursement of any amount of taxes, interest and penalties paid by you to the IRS) both the Excise Tax and an additional cash payment (a “Tax Neutralization Payment”) in an amount that will place you in the same after-tax economic position that you would have enjoyed if the Payments had not been subject to the Excise Tax.  Any Tax Neutralization Payment, as determined pursuant to this paragraph 7(j)(iv)(B), shall be paid by CBS to you within fifteen (15) days following the later of (x) the due date for the payment of any Excise Tax and (y) the receipt of the Auditors’  determination. Any determination by the Auditors shall be binding upon CBS and you.

(C)                           CBS will consult with its outside tax counsel at its expense, to the extent it reasonably deems appropriate, in making

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determinations pursuant to the proceeding paragraphs.  The amount of the Tax Neutralization Payment shall be calculated by CBS’s regular independent auditors (the “Auditors”) based on the amount of the Excise Tax paid or payable by CBS as determined by CBS or by the IRS.  If the amount of the Excise Tax determined by the IRS is greater than the amount previously determined by CBS, the Auditors shall recalculate the amount of the Tax Neutralization Payment and shall provide you with detailed support for their calculations.  CBS shall be responsible for the fees and expenses incurred by the Auditors in making these calculations.

(D)                          As a result of the uncertainty in the application of Code Section 4999 (or any successor to such Code Section) at the time of any determination hereunder, it is possible that (x) the Tax Neutralization Payment is less than the amount which should have been paid or reimbursed (an “Underpayment”), or (y) the Tax Neutralization Payment is greater than the amount which should have been paid or reimbursed (an “Overpayment”), consistent with the calculations required to be made hereunder.  In the event of an Underpayment, such Underpayment shall be promptly paid by CBS to you or directly to the IRS on your behalf.  In the event of an Overpayment, such Overpayment shall be promptly repaid by you to CBS and CBS shall provide you a corrected Form W-2 if you had previously received a Form W-2 reflecting such Overpayment.

(E)                            You shall promptly notify CBS of any IRS claim during an Audit that an Excise Tax is due with respect to any Payments.  Such notification shall be given as soon as practicable, but no later than ten (10) business days after you are informed in writing of such claim, and shall apprise CBS of the nature of such claim and the date on which such claim is requested to be paid.  However, you shall be under no obligation to defend against such claim by the IRS unless CBS requests, in writing, that you undertake the defense of such IRS claim on behalf of CBS and at CBS’s sole expense.  In such event, CBS may elect to control the conduct to a final determination through counsel of its own choosing and at its sole expense, of any audit, administrative or judicial proceeding involving an asserted liability relating to the Excise Tax, and you shall not settle, compromise or concede such asserted Excise Tax and shall cooperate with CBS in each phase of any contest.

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(F)                             Notwithstanding anything in this paragraph 7(j)(iv), any Tax Neutralization Payment shall be paid no later than the last day of the calendar year following the calendar year in which you remitted the Excise Tax or, if the IRS’s assessment of the Excise Tax is disputed, the end of the calendar year following the calendar year in which there is a final and non-appealable settlement or other resolution of the dispute.

(v)                              Death.  If you die prior to payment of any amount or benefit described in paragraph 7(j)(ii)(A), (B), (E) or (F) that would have been paid to you had you continued to live, all such amounts and benefits shall be paid, less applicable deductions and withholding taxes, to your beneficiary (or, if no beneficiary has been designated, your estate) in accordance with the applicable payment schedule.

(vi)                          Survival of Provisions.  If a Corporate Event occurs during the Term, the provisions of this paragraph 7(j) (and any other provision in this Agreement which relates to or is necessary for the enforcement of the parties’ rights under this paragraph 7(j)) shall survive the expiration of the Term of this Agreement.  For avoidance of doubt, the provisions of paragraphs 6(a) and 6(c) shall apply so long as any payments are due to you pursuant to this paragraph 7(j) (subject to paragraph 6(j)), even if your termination date occurs following expiration of the Term of this Agreement.

8.                                         No Acceptance of Payments.  You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than CBS for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by CBS, or any of CBS’s affiliated companies.

9.                                         Equal Opportunity Employer; Employee Statement of Business Conduct. You recognize that CBS is an equal opportunity employer.  You agree that you will comply with CBS policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, sex, religion, national origin, citizenship, age, marital status, sexual orientation, disability or veteran status.  In addition, you agree that you will comply with the CBS Business Conduct Statement.

10.                                 Notices.  All notices under this Agreement must be given in writing, by personal delivery or by registered mail, at the parties’ respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of CBS, to the attention of the Executive Vice President, General Counsel, CBS.  Copies of all notices to you shall be given to Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, Attention: Kenneth A. Lefkowitz.  Any

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notice given by registered mail shall be deemed to have been given three days following such mailing.

11.                                 Assignment.  This is an Agreement for the performance of personal services by you and may not be assigned by you or CBS except that CBS may assign this Agreement to any majority-owned subsidiary of or any successor in interest to CBS, provided that such assignee expressly assumes all of the obligations of CBS hereunder.

12.                                 New York Law, Etc.  You acknowledge that this Agreement has been executed, in whole or in part, in the State of New York and that your employment duties are primarily performed in New York.  Accordingly, you agree that this Agreement and all matters or issues arising out of or relating to your CBS employment shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

13.                                 No Implied Contract.  Nothing contained in this Agreement shall be construed to impose any obligation on CBS or you to renew this Agreement or any portion thereof; provided, however, that the failure to renew this Agreement as described in paragraph 7(f) shall entitle you to the payments and benefits set forth in paragraph 7(f)(iii).  The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement.  Neither the continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of the Term.

14.                                 Void Provisions.  If any provision of this Agreement, as applied to either party or to any circumstances, shall be found by a court of competent jurisdiction to be unenforceable but would be enforceable if some part were deleted or the period or area of application were reduced, then such provision shall apply with the modification necessary to make it enforceable, and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

15.                                 Entire Understanding; Supersedes Prior Agreements.  This Agreement contains the entire understanding of the parties hereto as of the time on the Effective Date that the Agreement is signed by both parties relating to the subject matter contained in this Agreement, and can be changed only by a writing signed by both parties.  This Agreement supersedes and cancels all prior agreements relating to your employment by CBS or any of CBS’s affiliated companies relating to the subject matter herein, including, without limitation, your prior employment agreement with CBS dated as of February 3, 2011 (the “Prior Agreement”); provided, however, that no provision in this Agreement shall be construed to adversely affect any of your rights accrued under the Prior Agreement.

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16.                            Payment of Deferred Compensation – Code Section 409A.

(a)                                    To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Code Section 409A.  This Agreement shall be construed in a manner to give effect to such intention.  In no event whatsoever (including, but not limited to as a result of this paragraph 16 or otherwise) shall CBS or any of its affiliates be liable for any tax, interest or penalties that may be imposed on you under Code Section 409A.  Neither CBS nor any of its affiliates have any obligation to indemnify or otherwise hold you harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto. You acknowledge that you have been advised to obtain independent legal, tax or other counsel in connection with Code Section 409A.

(b)                                   Your right to any in-kind benefit or reimbursement benefits pursuant to any provisions of this Agreement or pursuant to any plan or arrangement of CBS covered by this Agreement shall not be subject to liquidation or exchange for cash or another benefit.

17.                                 Arbitration.  If any disagreement or dispute whatsoever shall arise between the parties concerning, arising out of or relating to this Agreement (including the documents referenced herein) or your employment with CBS, the parties hereto agree that such disagreement or dispute shall be submitted to binding arbitration before the American Arbitration Association (the “AAA”), and that a neutral arbitrator will be selected in a manner consistent with its Employment Arbitration Rules and Mediation Procedures (the “Rules”).  Such arbitration shall be confidential and private and conducted in accordance with the Rules.  Any such arbitration proceeding shall take place in New York City before a single arbitrator (rather than a panel of arbitrators).  The parties agree that the arbitrator shall have no authority to award any punitive or exemplary damages and waive, to the full extent permitted by law, any right to recover such damages in such arbitration.  Each party shall bear its respective costs (including attorney’s fees, and there shall be no award of attorney’s fees), provided that if you are the prevailing party (as determined by the arbitrator in his or her discretion), you shall be entitled to recover all of your costs (including attorney’s fees) reasonably incurred in connection with such dispute.  Following the arbitrator’s issuance of a final non-appealable award setting forth that you are the prevailing party, CBS shall reimburse you for such costs within thirty (30) days following its receipt of reasonable written evidence substantiating such costs, provided that in no event will payment be made to you later than the last day of the calendar year next following the calendar year in which the award is issued.  If there is a dispute regarding the reasonableness of the costs you incur, the same arbitrator shall determine, in his or her discretion, the costs that shall be reimbursed to you by CBS.  Judgment upon the final award(s) rendered by such arbitrator, after giving effect to the AAA internal appeals process, may be entered in any court having jurisdiction thereof.  Notwithstanding anything herein to the contrary, CBS shall be entitled to seek injunctive, provisional and equitable relief in a court proceeding

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as a result of your alleged violation of the terms of Section 6 of this Agreement, and you hereby consent and agree to exclusive personal jurisdiction in any state or federal court located in the City of New York, Borough of Manhattan.

18.                                 Indemnification.

(a)                                    If you are made a party, are threatened to be made a party to, or otherwise receive any other legal process in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that you are or were a director, officer or employee of CBS or are or were serving at the request of CBS as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is your alleged action in an official capacity while serving as director, officer, member, employee or agent, CBS shall indemnify you and hold you harmless to the fullest extent permitted or authorized by CBS’s certificate of incorporation and bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any cost and fees incurred in enforcing your rights to indemnification or contribution) actually and reasonably incurred or suffered by you in connection therewith, and such indemnification shall continue even though you have ceased to be a director, member, employee or agent of CBS or other entity and shall inure to the benefit of your heirs, executors and administrators. CBS shall advance to you all reasonable costs and expenses that you incur in connection with a Proceeding within thirty (30) days after its receipt of a written request for such advance. Such request shall include an undertaking by you to repay the amount of such advance if it shall ultimately be determined that you are not entitled to be indemnified against such costs and expenses.

(b)                                   Neither the failure of CBS (including its board of directors, independent legal counsel or stockholders) to have made a determination that indemnification of you is proper because you have met the applicable standard of conduct, nor a determination by CBS (including its board of directors, independent legal counsel or stockholders) that you have not met such applicable standard of conduct, shall create a presumption or inference that you have not met the applicable standard of conduct.

(c)                                    To the extent that CBS maintains officers’ and directors’ liability insurance, you will be covered under such policy subject to the exclusions and limitations set forth therein.

(d)                                  The provisions of this paragraph 18 shall survive the expiration or termination of your employment and/or this Agreement.

Joseph R. Ianniello

June 4, 2013

19.                                 Legal Fees.  CBS shall reimburse you for all legal fees and expenses and other fees and expenses which you may incur in an effort to establish entitlement to compensation or other benefits under this Agreement in accordance with paragraph 17.  Any such reimbursement shall be made within 60 calendar days following the date on which CBS receives appropriate documentation with respect to such fees and expenses, but in no event shall payment be made later than December 31 of the calendar year following the calendar year in which you incur the related fees and expenses.

20.                                 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, and all of the counterparts shall constitute one fully executed agreement.  The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

[signature page to follow]

If the foregoing correctly sets forth our understanding, please sign, date and return all four (4) copies of this Agreement to the undersigned for execution on behalf of CBS; after this Agreement has been executed by CBS and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

Very truly yours,

CBS CORPORATION

		By:	/s/ Anthony G. Ambrosio
			Name:	Anthony G. Ambrosio
ACCEPTED AND AGREED:			Title:	Executive Vice President,
Human Resources and
Administration

/s/ Joseph R. Ianniello
Joseph R. Ianniello

Dated:	6/4/13

EXHIBIT A

1)                                   A “Reduction” shall occur if, solely as a result of the Incremental Income Tax, your Net CBS Income is less than it otherwise would have been had you not performed any California Services for the Period and had instead continued to reside in the state of your domicile (currently New York, but may include Connecticut or New Jersey if you change your domicile to either of these states for such Period) and worked solely at CBS’s headquarters in New York, New York for the Period.   The Reduction shall be considered a “Material Reduction” under paragraph 7(c)(i)(E) of the Agreement if the Reduction in Net CBS Income is 6% or more.

2)                                   Definitions

i.                      “Net CBS Income” means the ordinary income that you receive from CBS and its subsidiaries, net after federal, state and local taxes for the applicable Period.

ii.                  “Period” means each calendar year that ends during the Term, beginning with calendar year 2013, but only to the extent you remain employed with CBS on the last day of such calendar year.

iii.              “California Services” means the performance of services in California for CBS and its subsidiaries at the request of CBS.

iv.              “Incremental Income Tax” means the additional income tax you are required to pay to local or state tax authorities for the applicable Period with respect to your Net CBS Income (after adjusting the same for the federal income tax deduction of state and local taxes), which you would not have been required to pay had you not performed any California Services for the Period and had instead continued to reside in the state of your domicile (currently New York, but may include Connecticut or New Jersey) if you change your domicile to either of these states for such Period) and worked solely at CBS’s headquarters in New York, New York.

3)                                   Conditions

i.                      You shall be entitled to assert the occurrence of a “Material Reduction” only after filing all applicable tax returns with the applicable taxing authorities for the Period and providing copies and supporting information of the same to CBS, as may be requested by CBS, as evidence of a claimed Material Reduction.

ii.                  Notwithstanding anything to the contrary in this Exhibit A or in paragraph 7(c)(i)(E) of the Agreement, you shall not be entitled to claim the occurrence of a Material Reduction:

1.                                    For any Period during which you are terminated for Cause;

2.                                    For any Period during which you establish permanent residence in California, whether intentionally or unintentionally, and all subsequent Periods thereafter; or

3.                                    If the Material Reduction results from a change in the applicable tax laws or tax rates in a locality or state (other than one in California) for the Period for reasons unrelated to your performance of California Services.

4)                                   A “Material Reduction” shall be considered cured within the meaning of paragraph 7(c)(i) of the Agreement by payment to you within 90 days of an amount sufficient to cause the Reduction to be under 6% for the Period.  In no event shall such cure payment be made later than December 31st of the calendar year following the calendar year in which you remit the taxes for the Period.

EXHIBIT B

Form of General Release

GENERAL RELEASE

WHEREAS, Joseph R. Ianniello (hereinafter referred to as the “Executive”) and CBS Corporation (hereinafter referred to as “Employer”) are parties to an Employment Agreement, dated as of June 4, 2013 (the “Employment Agreement”), which provided for Executive’s employment with Employer on the terms and conditions specified therein; and

WHEREAS, pursuant to paragraph 7(i) of the Employment Agreement, Executive has agreed to execute a General Release of the type and nature set forth herein as a condition to his entitlement to certain payments and benefits upon his termination of employment with Employer; and

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and for other good and valuable consideration received or to be received by Executive in accordance with the terms of the Employment Agreement, it is agreed as follows:

1.                                    Excluding enforcement of the covenants, promises and/or rights reserved herein (including but not limited to those contained in paragraph 4, (a) Executive hereby irrevocably and unconditionally waives, releases, settles (gives up), acquits and forever discharges Employer and each of Employer’s owners, stockholders, predecessors, successors, assigns, directors, officers, employees, divisions, subsidiaries, affiliates (and directors, officers and employees of such companies, divisions, subsidiaries and affiliates) and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, any claims for salary, salary increases, alleged promotions, expanded job responsibilities, constructive discharge, misrepresentation, bonuses, equity awards of any kind, severance payments, unvested retirement benefits, vacation entitlements, benefits, moving expenses, business expenses, attorneys’ fees, any claims which he may have under any contract or policy (whether such contract or policy is written or oral, express or implied), rights arising out of alleged violations of any covenant of good faith and fair dealing (express or implied), any tort, any legal restrictions on Employer’s right to terminate employees, and any claims which he may have based upon any Federal, state or other governmental statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Federal Age Discrimination In Employment Act of 1967, as amended (“ADEA”), the Employee Retirement Income Security Act of 1974, as

amended (“ERISA”), the American with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, as amended, the Rehabilitation Act of 1973, as amended, the Older Workers Benefit Protection Act, as amended (“OWBPA”), the Worker Adjustment Retraining and Notification Act, as amended (“WARN”), the Fair Labor Standards Act, as amended (“FLSA”), the Occupational Safety and Health Act of 1970 (“OSHA”), the Family and Medical Leave Act of 1993, as amended (“FMLA”), the New York State Human Rights Law, as amended, the New York Labor Act, as amended, the New York Equal Pay Law, as amended, the New York Civil Rights Law, as amended, the New York Rights of Persons With Disabilities Law, as amended, and the New York Equal Rights Law, as amended, the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), that Executive now has, or has ever had, or ever shall have, against each or any of the Releasees, by reason of any and all acts, omissions, events, circumstances or facts existing or occurring up through the date of Executive’s execution hereof that directly or indirectly arise out of, relate to, or are connected with, Executive’s services to, or employment by Employer (any of the foregoing being a “Claim” or, collectively, the “Claims”); and (b) Executive will not now, or in the future, accept any recovery (including monetary damages or any form of personal relief) in any forum, nor will he pursue or institute any Claim against any of the Releasees.

2.                                    Employer hereby irrevocably and unconditionally waives, releases, settles (gives up), acquits and forever discharges the Executive and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (“Executive Parties”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, that Employer now has, or has ever had, or ever shall have, against Executive Parties, by reason of any and all acts, omissions, events, circumstances or facts existing or occurring through the date of Employer execution of this release that directly or indirectly arise out of, relate to, or are connected with, the Executive’s services to, or employment by Employer; provided, however, that this General Release shall not apply to any of the continuing obligations of Executive under the Employment Agreement, or under any agreements, plans, contracts, documents or programs described or referenced in the Employment Agreement; and provided, further, that this General Release shall not apply to any rights Employer may have to obtain contribution or indemnity against Executive pursuant to contract or otherwise.

3.                                    In addition, if applicable Executive expressly waives and relinquishes all rights and benefits afforded by California Civil Code Section 1542 and does so understanding and acknowledging the significance of such specific waiver of Section 1542.  Section 1542 states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN

HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims that Executive does not know or suspect to exist in Executive’s favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such Claim or Claims.

4.                                    Notwithstanding the foregoing, neither the Employer nor the Executive has not waived and/or relinquished any rights he may have to file any Claim that cannot be waived and/or relinquished pursuant to applicable laws, including, in the case of Executive, the right to file a charge or participate in any investigation with the Equal Employment Opportunity Commission or any other governmental or administrative agency that is responsible for enforcing a law on behalf of the government.  Executive also acknowledges and understands that because Executive is waiving and releasing all claims for monetary damages and any other form of personal relief per paragraph 1, Executive may only seek and receive non-personal forms of relief through any such claim.  Moreover, this General Release shall not apply to (a) any of the continuing obligations of Employer or any other Releasee under the Employment Agreement, or under any agreements, plans, contracts, documents or programs described or referenced in the Employment Agreement or any other written agreement entered into between Executive and Employer, (b) any rights Executive may have to obtain contribution or indemnity against Employer or any other Releasee pursuant to contract, Employer’s certificate of incorporation and by-laws or otherwise, (c) any rights Executive may have to enforce the terms of this General Release or the Employment Agreement, (d) any claims for accrued, vested benefits under any employee benefit or pension plan of Employer or its affiliates subject to the terms and conditions of such plan or pursuant to applicable law, and (e) any rights of Executive in connection with his interest as a stockholder or optionholder of Employer whether under agreements between Executive and Employer or any of its affiliates or otherwise.

5.                                    Executive understands that he has been given a period of twenty-one (21) days to review and consider this General Release before signing it pursuant to the ADEA.  Executive further understands that he may use as much of this 21–day period as Executive wishes prior to signing.

6.                                    Executive acknowledges and represents that he understands that he may revoke the General Release set forth in paragraph 1, including, the waiver of his rights under the Age Discrimination in Employment Act of 1967, as amended, effectuated in this General Release, within seven (7) days of signing this General Release.  Revocation can be made by delivering a written notice of revocation to Executive Vice President &

General Counsel, CBS Corporation, 51 West 52nd Street, New York, New York 10019.  For this revocation to be effective, written notice must be received by the General Counsel no later than the close of business on the seventh day after Executive signs this General Release.  If Executive revokes the General Release set forth in paragraphs 1 and 3, Employer shall have no obligations to Executive under paragraphs 7(b), 7(c), 7(f) or 7(j) of the Employment Agreement, except to the extent specifically provided for therein.

7.                                    Executive and Employer respectively represent and acknowledge that in executing this General Release neither of them is relying upon, and has not relied upon, any representation or statement not set forth herein made by any of the agents, representatives or attorneys of the Releasees with regard to the subject matter, basis or effect of this General Release or otherwise.

8.                                    This General Release shall not in any way be construed as an admission by any of the Releasees that any Releasee has acted wrongfully or that Executive has any rights whatsoever against any of the Releasees except as specifically set forth herein, and each of the Releasees specifically disclaims any liability to any party for any wrongful acts.

9.                                    It is the desire and intent of the parties hereto that the provisions of this General Release be enforced to the fullest extent permissible under law.  Should there be any conflict between any provision hereof and any present or future law, such law shall prevail, but the provisions affected thereby shall be curtailed and limited only to the extent necessary to bring them within the requirements of law, and the remaining provisions of this General Release shall remain in full force and effect and be fully valid and enforceable.

10.                            Executive represents and agrees (a) that Executive has, to the extent he desires, discussed all aspects of this General Release with his attorney, (b) that Executive has carefully read and fully understands all of the provisions of this General Release, and (c) that Executive is voluntarily executing this General Release.

11.                            This General Release shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof or to those of any other jurisdiction which, in either case, could cause the application of the laws of any jurisdiction other than the State of New York.  This General Release is binding on the successors and assigns of the parties hereto; fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof; and may not be changed except by explicit written agreement to that effect subscribed by the parties hereto.

PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

This General Release is executed by the Executive and Employer as of the _______ day of __________ , 20___.

Joseph R. Ianniello

CBS CORPORATION

By:

Title: